                                                                    EXHIBIT 11.1









                       COMPUTATION OF NET INCOME PER SHARE
                     (In millions, except share information)




                                      For the Year Ended          For the Year Ended          For the Year Ended
                                      December 31, 1998           December 31, 1997           December 31, 1996
                                  --------------------------- --------------------------- ---------------------------

                                     Basic        Diluted        Basic        Diluted        Basic         Diluted
                                  ------------- ------------- ------------- ------------- -------------  ------------
Income before
   extraordinary items                 $ 115.5       $ 115.5       $ 208.2       $ 208.2       $ 151.9       $ 151.9
 Extraordinary items                         -             -          (1.0)         (1.0)            -             -
                                  ------------- ------------- ------------- ------------- -------------  ------------

 Net income                            $ 115.5       $ 115.5       $ 207.2       $ 207.2       $ 151.9       $ 151.9
                                  ============= ============= ============= ============= =============  ============

Weighted Average Shares:
   Common shares outstanding        66,947,135    66,947,135    66,304,770    66,304,770    60,485,696    60,485,696
   Exercise of stock options (1)             -     1,076,240             -     1,943,313             -     3,275,938
   Exercise of warrants (2)                  -             -             -             -             -             -
                                  ------------- ------------- ------------- ------------- -------------  ------------

 Common and equivalent shares
   outstanding                      66,947,135    68,023,375    66,304,770    68,248,083    60,485,696    63,761,634
                                  ============= ============= ============= ============= =============  ============

Per Common and Equivalent Share:
   Income before
     extraordinary items                $ 1.73        $ 1.70        $ 3.14        $ 3.05        $ 2.51        $ 2.38
   Extraordinary items                       -             -         (0.01)        (0.01)            -             -
                                  ------------- ------------- ------------- ------------- -------------  ------------

   Net income per share                 $ 1.73        $ 1.70        $ 3.13        $ 3.04        $ 2.51        $ 2.38
                                  ============= ============= ============= ============= =============  ============



                                      For the Year Ended           For the Year Ended
                                       December 31, 1995           December 31, 1994
                                   --------------------------  ---------------------------

                                      Basic        Diluted        Basic        Diluted
                                   ------------  ------------  ------------  -------------
Income before
   extraordinary items                  $ 94.2        $ 94.2        $ 59.8         $ 59.8
 Extraordinary items                      (2.6)         (2.6)            -              -
                                   ------------  ------------  ------------  -------------

 Net income                             $ 91.6        $ 91.6        $ 59.8         $ 59.8
                                   ============  ============  ============  =============

Weighted Average Shares:
   Common shares outstanding        48,944,181    48,944,181    42,602,167     42,602,167
   Exercise of stock options (1)             -     3,544,757             -      3,321,954
   Exercise of warrants (2)                  -             -             -      1,514,356
                                   ------------  ------------  ------------  -------------

 Common and equivalent shares
   outstanding                      48,944,181    52,488,938    42,602,167     47,438,477
                                   ============  ============  ============  =============

Per Common and Equivalent Share:
   Income before
     extraordinary items                $ 1.92        $ 1.79        $ 1.40         $ 1.26
   Extraordinary items                   (0.05)        (0.05)            -              -
                                   ------------  ------------  ------------  -------------

   Net income per share                 $ 1.87        $ 1.74        $ 1.40         $ 1.26
                                   ============  ============  ============  =============



---------------------

(1) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.